As filed with the Securities and Exchange Commission on February 5, 2007

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CTC MEDIA, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	58-1869211
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
Pravda Street, 15A 125124 Moscow, Russia	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

1992 Stock Option Plan
1997 Stock Option/Stock Issuance Plan
Options to Purchase 4,508,556 Shares Pursuant to Non-Plan Stock Option Agreements
Rights to Acquire 6,217,600 Shares Pursuant to a Share Appreciation Rights Agreement
(Full Title of the Plans)

2711 Centerville Road, Suite 400
Wilmington, DE 19808
(Name and Address of Agent For Service)

302-636-5400
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Name of Plan	Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
1992 Stock Option Plan (outstanding options)	Common Stock	13,600 shares	$0.70(2)	$9,520(2)	$1.02
1997 Stock Option/ Stock Issuance Plan (outstanding options)	Common Stock	918,084 shares	$10.60(3)	$9,731,691(3)	$1,041.30
1997 Stock Option/ Stock Issuance Plan (unallocated shares)	Common Stock	860,392 shares	$21.45(4)	$18,455,409(4)	$1,974.73
Non-plan Stock Option Agreements	Common Stock	4,508,556 shares	$16.95(5)	$76,420,025(5)	$8,176.95
Non-plan Share Appreciation Rights Agreement	Common Stock	6,217,600 shares	$1.64(6)	$10,196,864(6)	$1,091.07
Total:	Common Stock	12,518,232 shares	—	—	$12,286

(1)    In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)    Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of $0.70, the exercise price of the shares subject to outstanding stock option grants under the 1992 Stock Option Plan.

(3)    Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of $10.60, the weighted average exercise price of the shares subject to outstanding stock option grants under the 1997 Stock Option/Stock Issuance Plan.

(4)    Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on February 2, 2007.

(5)    Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of $16.95, the exercise price of the shares subject to outstanding non-plan stock option agreements.

(6)    Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of $1.64, the weighted average exercise price of the shares subject to the outstanding non-plan share appreciation right.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 1.    Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the ‘‘Commission’’). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

(a)	The Registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

(c)	The description of the securities contained in the Registrant’s registration statement on Form 8-A filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 2.    Description of Securities.

Not applicable.

Item 3.    Interests of Named Experts and Counsel.

Wilmer Cutler Pickering Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement.

Item 4.    Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. CTC Media has included such a provision in its certificate of incorporation.

Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

The Registrant’s certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to CTC Media or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.

These provisions are permitted under Delaware law. The Registrant’s certificate of incorporation provides that:

•	it must indemnify its directors and officers to the fullest extent permitted by Delaware law;

•	it may indemnify its other employees and agents to the same extent that it indemnified its officers and directors, unless otherwise determined by the Registrant’s board of directors; and

•	it must advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by Delaware law.

The indemnification provisions contained in the Registrant’s certificate of incorporation are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

In addition, the Registrant maintain insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

Item 5.    Exemption from Registration Claimed.

Not applicable.

Item 6.    Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 7.    Undertakings.

a.	Item 512(a) of Regulation S-K. The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b.	Item 512(b) of Regulation S-K. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.	Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Moscow, Russia on February 5, 2007

CTC MEDIA, INC.
By:	/S/ ALEXANDER RODNYANSKY
Alexander Rodnyansky Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below hereby constitutes and appoints Nilesh Lakhani and Leigh Sprague, or either one of them, his true and lawful attorney-in-fact, for him and in his name, place and stead, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and to cause the same to be filed with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite or desirable to be done in and about the premises as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorney-in-fact may do or cause to be done by virtue of these presents.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ ALEXANDER RODNYANSKY	Chief Executive Officer (Principal Executive Officer)	January 23, 2007

Alexander Rodnyansky

/S/ NILESH LAKHANI	Chief Financial Officer (Principal Financial Officer)	February 5, 2007

Nilesh Lakhani

/S/ JOHN DOWDY	Chief Accounting Officer (Principal Accounting Officer)	February 5, 2007

John Dowdy

/S/ HANS-HOLGER ALBRECHT	Co-Chairman of the Board of Directors	January 30, 2007

Hans-Holger Albrecht

/S/ PETER AVEN	Co-Chairman of the Board of Directors	February 5, 2007

Peter Aven

/S/ VAGAN ABGARYAN	Director	January 24, 2007

Vagan Abgaryan

	Director	February 5, 2007

Tamjid Basunia

/S/ MARIA BRUNELL	Director	January 29, 2007

Maria Brunell

Signature	Title	Date

/S/ CHARLES BURDICK	Director	February 5, 2007

Charles Burdick

/S/ KAJ GRADEVIK	Director	January 29, 2007

Kaj Gradevik

/S/ WERNER KLATTEN	Director	January 24, 2007

Werner Klatten

/S/ OLEG SYSUEV	Director	January 24, 2007

Oleg Sysuev

INDEX TO EXHIBITS

Number	Description	Notes
4.1	Restated Certificate of Incorporation of the Registrant	Incorporated by reference to Exhibit No. 3.4 to the registration statement of the Registrant on Form S-1 (file no. 333-132228)
4.2	Restated Bylaws of the Registrant	Incorporated by reference to Exhibit No. 3.6 to the registration statement of the Registrant on Form S-1 (file no. 333-132228)
4.3	1992 Stock Option Plan	Incorporated by reference to Exhibit No. 10.1 to the registration statement of the Registrant on Form S-1 (file no. 333-132228)
4.4	1997 Stock Option Plan	Incorporated by reference to Exhibit No. 10.2 to the registration statement of the Registrant on Form S-1 (file no. 333-132228)
4.5	Share Appreciation Rights Agreement, dated September 16, 2003, by and between CTC Media and Alexander E. Rodnyansky	Incorporated by reference to Exhibit No. 10.8 to the registration statement of the Registrant on Form S-1 (file no. 333-132228)
4.6	Stock Option Agreement dated as of July 14, 2006 between CTC Media and Alexander Rodnyansky	Incorporated by reference to Exhibit No. 10.44 to the quarterly report of the Registrant on Form 10-Q filed on July 31, 2006 (file no. 000-52003)
4.7	Stock Option Agreement dated as of July 14, 2006 between CTC Media and Vladimir Khanumyan	Incorporated by reference to Exhibit No. 10.45 to the quarterly report of the Registrant on Form 10-Q filed on July 31, 2006 (file no. 000-52003)
4.8	Stock Option Agreement dated as of July 12, 2006 between CTC Media and Nilesh Lakhani	Incorporated by reference to Exhibit No. 10.46 to the quarterly report of the Registrant on Form 10-Q filed on July 31, 2006 (file no. 000-52003)
4.9	Notice of Grant of Stock Option dated July 19, 2006 to Leigh Sprague (Incentive Stock Option) and related Stock Option Agreement	Incorporated by reference to Exhibit No. 10.47 to the quarterly report of the Registrant on Form 10-Q filed on July 31, 2006 (file no. 000-52003)
4.10	Notice of Grant of Stock Option dated July 19, 2006 to Leigh Sprague (Non-Statutory Option) and related Stock Option Agreement	Incorporated by reference to Exhibit No. 10.48 to the quarterly report of the Registrant on Form 10-Q filed on July 31, 2006 (file no. 000-52003)
4.11	Notice of Grant of Stock Option dated July 19, 2006 to Sergey Petrov (Non-Statutory Stock Option) and related Stock Option Agreement	Incorporated by reference to Exhibit No. 10.49 to the quarterly report of the Registrant on Form 10-Q filed on July 31, 2006 (file no. 000-52003)
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP	Filed herewith
23.1	Consent of Ernst & Young LLC, Independent Registered Public Accounting Firm	Filed herewith

Number	Description	Notes
23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)	—
24	Power of attorney (included on the signature pages of this registration statement)	—